Exhibit 99.3
EXECUTIVE EMPLOYMENT AGREEMENT
THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of October 26, 2020 (the “Effective Date”) by and between Synalloy Corporation, a Delaware corporation (“Company”), and Christopher Hutter, an individual (the “Executive”).
WHEREAS, Company desires to employ Executive from and after the Effective Date in the position of its interim President and Chief Executive Officer, and Executive desires to perform services for, and to be employed by, Company in such capacity, all on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Agreement, Company and Executive agree as follows:
1.Definitions. For purposes of this Agreement, capitalized terms used herein shall have the meaning specified below if not otherwise defined herein.
(a)Base Salary is defined in paragraph 3(a).
(b)Board means the Board of Directors of Company.
(c)Change in Control means (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than fifty percent (50%) of the total fair market value or total voting power of the Company's stock and acquires additional stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing fifty percent (50%) or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iv) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).
(d)Code means the Internal Revenue Code of 1986, as amended.

(e)Company means Synalloy Corporation, a Delaware corporation, or any successor thereto.
(f)Compensation Committee means the Compensation Committee of the Board.
(g)Disability means Executive’s permanent inability to perform the essential duties, responsibilities and functions of Executive’s position with the Company as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company, or if providing such accommodations would impose an undue hardship.  Executive shall cooperate in all respects with the Company if a reasonable question arises as to whether Executive may be terminated due to Disability (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Executive’s condition with the Company).
(h)Effective Date is defined in the preamble to this Agreement.
(i)Employment Law is defined in Section 6.
(j)Equity Award(s) is defined in paragraph 3(c).
(k)[Reserved]
(l)Executive is defined in the preamble to this Agreement.
(m)JAMS means Judicial Arbitration and Mediation Services, Inc.
(n)Party means Company and Executive, referred to jointly as the “Parties”.
(o)[Reserved]
(p)[Reserved]
(q)[Reserved]
(r)[Reserved]
(s)Term is defined in paragraph 2(a).
(t)Termination Date is defined in Section 2(a).
(u)[Reserved]

2.Term and Performance of Duties.
i.Term.  Company hereby agrees to employ Executive as its President and Chief Executive Officer, and Executive accepts such employment and agrees to perform services for, Company and its affiliates for the “Term” which shall be the period beginning one (1) business day after  the Company files its third quarter Form 10-Q with the Securities and Exchange Commission, or November 20, 2020, whichever is the earliest to occur, and expiring on the date this Agreement is terminated in accordance with Section 4 of this Agreement (the “Termination Date”).
ii. Performance of Duties. During the Term, while Executive is employed by Company, Executive agrees that he shall devote substantial time, efforts and abilities to promote the interests of Company and its affiliates and to perform faithfully and efficiently the services typically incident to those of a President and Chief Executive Officer of corporations of the size, type and nature of the Company and as may from time to time be reasonably directed by the Board. Executive’s duties may include providing services for both Company and its affiliates, as reasonably determined by the Board; provided, that Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of Company’s President and Chief Executive Officer. Executive shall have such authority and power as are inherent to the undertakings applicable to his positions and necessary to carry out his responsibilities and the duties required of him hereunder. Notwithstanding the foregoing, during the Term, Executive may devote substantial time to activities other than those required under this Agreement, including owning, operating, serving or engaging in the businesses set forth on Exhibit A, the supervision of Executive’s personal investments, and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar type activities, to the extent that such other activities do not materially inhibit or prohibit the performance of Executive’s duties under this Agreement.
iii. Board Service. During the Term, Executive shall continue to serve on the Board, and may serve on the boards of directors of Company’s subsidiaries, in each case without additional compensation. Upon Executive’s Termination Date, Executive will retain his seat on the Board.
3.Compensation. Subject to the terms of this Agreement, during the Term, while Executive is employed by Company, Company shall compensate him for his services as follows:
iv. Base Salary. During the Term while he is employed by Company, Company shall pay to Executive as compensation for services to be rendered hereunder a base salary (“Base Salary”) of $35,568 per year to be paid in accordance with the Company’s regular payroll practices, less applicable deductions. Should Executive’s employment end at any time during the year, he will be paid a pro rata share of the annual salary based on the number of weeks he worked during the year at the rate of $684 a week.
v. Bonuses. Executive shall be eligible to receive bonuses at the discretion of the Board.

vi. Equity Compensation. The Compensation Committee shall grant Executive an equity award (the “Equity Award”) in accordance with Appendices One and Two, which are attached hereto. Without limiting discretionary awards by the Board and/or Compensation Committee, Executive shall not be entitled to any grants of equity awards under the Equity Plan (or otherwise) during the Term except as provided in this paragraph 3(c). In the event the Company shareholders do not authorize issuing this Equity Award under the Synalloy Corporation 2015 Stock Awards Plan, the Equity Award shall be replaced with an economically equivalent cash award, which shall be subject to the same terms and conditions applicable to the Equity Award, as set forth in Appendices One and Two.
vii. Benefits and Perquisites. Executive shall be eligible to participate in employee benefit plans, programs and arrangements, to the extent and on substantially the same terms as those benefits are provided by Company from time to time to Company’s similarly-situated executive employees, including vacation programs, fringe benefit programs, retirement plans, and welfare plans, subject in all cases to the eligibility requirements thereof. Without limiting the generality of the foregoing, Executive shall be entitled to five (5) weeks of vacation for each calendar year during the Term (pro-rated for any partial year).
viii. Expense Reimbursements. Company shall pay or reimburse Executive for all reasonable business expenses actually incurred or paid by Executive during the Term in the performance of Executive’s duties and responsibilities under this Agreement, subject to and in accordance with Company’s applicable expense reimbursement policies as in effect from time to time.
4.Termination and Payments on Termination. Company or Executive may terminate the Term and Executive’s employment with Company and its affiliates at any time for any reason or no reason without any breach of this Agreement. Any such termination (other than termination on account of Executive’s death) shall be effected through a ten (10) business day written notice from the terminating Party to the other Party. In the event the Termination Date occurs for any reason or no reason, whether by Company or Executive, Executive shall be entitled to payment of (i) any earned and unpaid Base Salary as of the Termination Date and, if required by applicable law or the Company’s applicable policy, any accrued but unused paid time off through the Termination Date, (ii) any other earned but unpaid amounts due as of Termination Date, including, but not limited to, any unpaid, earned bonus pursuant to Section 3(b) for any prior calendar year, (iii) any unreimbursed business expenses incurred by the Executive on or before the Termination Date, and (iv) any benefits or payments available under any employee benefit plan (in accordance with its written terms), and shall not be entitled to any additional compensation, provided that, any equity award, including the Equity Award, shall be governed by the terms of this Agreement and any subsequent equity award agreement. Except as required by law, amounts payable under this Section 4 shall be paid in accordance with Company’s regular payroll practices.
5.Assignment. This Agreement is personal to Executive and shall not be assignable by Executive. This Agreement may be assigned by Company to a successor-in interest to all or substantially all of the business operations of Company or any of its affiliates.

6.Disputes. Except as set forth in this Section 6, any dispute, claim or difference arising between the Parties including any dispute, claim or difference arising out of this Agreement, shall be settled exclusively by binding arbitration in accordance with the rules of the JAMS. The arbitration shall be held Richmond, Virginia unless the Parties mutually agree otherwise. Nothing contained in this Section 6 shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this Agreement or any other agreement between or among the Parties during the pendency of the arbitration proceedings. Each Party shall bear its own costs and fees of the arbitration, and the fees and expenses of the arbitrator shall be borne equally by the Parties, provided, however, if the arbitrator determines that any Party has acted in bad faith, the arbitrator shall have the discretion to require any one or more of the Parties to bear all or any portion of fees and expenses of the Parties and/or the fees and expenses of the arbitrator; provided, further that, with respect to claims that, but for this mandatory arbitration clause, could be brought against Company under any applicable federal or state labor or employment law (“Employment Law”), the arbitrator shall be granted and shall be required to exercise all discretion belonging to a court of competent jurisdiction under such Employment Law to decide the dispute, whether such discretion relates to the provision of discovery, the award of any remedies or penalties, or otherwise and provided further that Company may be required to pay filing or administrative fees in the event that requiring Executive to pay such fees would render this Section 6 unenforceable under applicable law. As to claims not relating to Employment Laws, the arbitrator shall have the authority to award any remedy or relief that a Court of the Commonwealth of Virginia could order or grant. The decision and award of the arbitrator shall be in writing and copies thereof shall be delivered to each Party. The decision and award of the arbitrator shall be binding on all Parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement. Either Party to the arbitration may seek to have the award of the arbitrator entered in any court having jurisdiction thereof. All aspects of the arbitration shall be considered confidential and shall not be disseminated by any Party with the exception of the ability and opportunity to prosecute its claim or assert its defense to any such claim. The arbitrator shall, upon request of either Party, issue all prescriptive orders as may be required to enforce and maintain this covenant of confidentiality during the course of the arbitration and after the conclusion of same so that the result and underlying data, information, materials and other evidence are forever withheld from public dissemination with the exception of its subpoena by a court of competent jurisdiction in an unrelated proceeding brought by a third party.
7.Indemnification. If Executive (or his heirs, executors or administrators) is made a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Executive is or was a director, officer, or employee of Company or is or was serving at the request of Company as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, Executive (and his heirs, executors or administrators) shall be indemnified and held harmless by Company to the fullest extent permitted by Delaware Law. To the fullest extent authorized by Delaware Law, the right to indemnification conferred in this Section 7 shall also include the right to be paid by Company the expenses incurred in connection with any such proceeding in advance of its final disposition (including without limitation, reasonable legal fees and related costs) upon delivery to Company of an undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that Executive is not entitled to be indemnified. To the extent that Company maintains directors' and officers' or other third-party liability insurance, Executive shall be covered on a basis no less favorable than then-current executives and directors of the Company are so covered. Without limitation, Company’s obligations under this Section 7 shall survive the termination or expiration of this Agreement for any reason.
8.Miscellaneous.
ix. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:
to Company:
Terry Jennings
Synalloy Corporation
    4510 Cox Road, Suite 201
    Glen Allen, VA 23060

With a copy to: Synalloy Corporation, General Counsel
or to Executive, to Executive’s home address as reflected in Company’s records.
Each party, by notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.
x. Modification, Waivers. This Agreement may be modified or amended only by a writing signed by an authorized representative of Company and Executive. This Agreement may only be waived in writing by the Party that may seek enforcement of a particular provision. No party’s failure, or delay in exercising any right, or partial exercise of any right, shall waive any provision of this Agreement or preclude the waiving Party from otherwise or further exercising any rights or remedies hereunder, or any other rights or remedies granted by any law or any related document.
xi. Governing Law and Choice of Forum. The construction, validity, and enforceability of this Agreement shall be governed and interpreted by the laws of the Commonwealth of Virginia without regard to conflicts of law principles. Each Party agrees to submit to the jurisdiction of the courts of the Commonwealth of Virginia, and that venue for any action arising out of this Agreement or the Parties’ performance hereunder shall be in the federal or state courts of Virginia.

xii. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company, Executive, and Executive’s personal representatives, beneficiaries, heirs, and successors. Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession has taken place.
xiii. Severability. To the extent any provision of this Agreement shall be invalid or enforceable with respect to any Party, it shall be considered deleted herefrom with respect to the Parties and the remainder of such provision and this Agreement shall be unaffected and shall continue in full force and effect. In furtherance to and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law with respect to Executive, then such provision shall be construed to cover only that duration, extent or activities which are validly and enforceably covered with respect to Executive. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its expressed terms) possible under applicable laws.
xiv. No Violation. Each Party represents and warrants to the other Party that the execution and delivery of this Agreement by such Party, and the carrying out of such Party’s duties on behalf of such Party as contemplated hereby, do not violate or conflict with the terms of any other agreements to which such Party is or was a party.
xv. Independent Review and Advice. Executive represents and warrants that Executive has carefully read this Agreement; that Executive executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to each other; that Executive has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Executive is entering into this Agreement of Executive’s own free will. Executive expressly agrees that there are no expectations contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement. Company will pay or reimburse Executive for up to $20,000 of out-of-pocket legal expenses for the negotiation of this Agreement. The payment or reimbursement pursuant to this Section 8(g) shall be subject to the submission to Company by Executive of appropriate documentation and/or invoices. It is agreed that the payment or reimbursement pursuant to this Section 8(g) shall be considered a working condition fringe benefit for federal tax purposes.
xvi. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be used against any person.

xvii. Conditional Cap on Severance Pay.
a.If the Executive is a “disqualified individual” (as defined in Section 280G of the Code), and if the payments to the Executive pursuant to this Agreement or otherwise (when considered with all other payments made to Executive which are “parachute payments” as defined in Section 280G of the Code) (the amount of all such payments, collectively, the “Parachute Payment”) result in the Executive becoming liable for the payment of any excise taxes pursuant to Section 4999 of the Code (“280G Excise Tax”), then the Company shall use commercially reasonable best efforts to take such actions as are necessary to avoid the imposition of the 280G Excise Tax, including, upon the written request of the Executive, that the Company obtain equityholder approval in accordance with the terms of Section 280G(b)(5)(B) of the Code.
b.If the Parachute Payment is subject to the 280G Excise Tax, then, except to the extent the Executive has previously waived his rights with respect to the Parachute Payment, the Executive will receive either (i) the full amount of the Parachute Payment or (ii) the Parachute Payment as reduced to avoid imposition of the 280G Excise Tax (the “Conditional Capped Amount”), whichever of clauses (i) and (ii), after taking into account applicable federal, state, and local taxes and the 280G Excise Tax, results in the receipt by the Executive, on an after-tax present value basis, of the greatest portion of the Parachute Payment.
c.Not more than fourteen (14) days following the earlier of the Termination of Employment or the date on which the Executive’s right to parachute payments becomes reasonably likely to occur, Company will notify the Executive in writing of (A) whether the parachute payments to which the Executive is entitled exceed an amount equal to 299% (the “299% Amount”) of the Executive’s “base amount” as defined in Section 280G(b)(3) of the Code, (B) the amount that is equal to the 299% Amount, (C) whether the Parachute Payment or the Conditional Capped Amount pursuant to Section 8(i) or (ii) is greater on an after-tax present value basis, and (D) if the Conditional Capped Amount is the greater amount, the amount and the manner in which the Parachute Payment must be reduced to equal such amount. Such reduction order may be elected by the Executive at the time to the extent legally permitted and not a violation of Code Section 409A and, if it is or is not elected within fifteen (15) days of the notification, it shall be done in the following order: (a) all cash severance in the reverse order to be received, (b) all equity valued without regard to Treas. Reg. §1.280G-1, Q&A-24(c) in reverse order of vesting, and (c) all equity valued pursuant to Treas. Reg. §1.280G-1, Q&A-24(c) in reverse order of vesting.
d.The calculation of the 299% Amount, the determination of whether the termination benefits described in Section 8(i)(i) or the Conditional Capped Amount described in Section 8(i)(ii) is greater on an after-tax basis and, if the Conditional Capped Amount in Section 8(i)(ii) is the greater amount, the determination of how much the Executive’s termination benefits must be reduced in order to avoid application of the 280G Excise Tax will be made by Company’s public accounting firm in accordance with Section 280G of the Code or any successor provision thereto. The costs the Company’s accounting firm may reasonably incur in connection with obtaining such determination will be borne by Company. The Company and Executive shall use reasonable efforts to cause the accounting firm to make such calculations and determinations and to provide its calculations and determinations, and shall furnish the accounting firm with such information and documents as the accounting firm may reasonably request in order to make its determination.
9.Withholding. All payments and benefits under this Agreement are subject to withholding of all applicable taxes and other charges Company is required to withhold.
10.Special Section 409A Rules.
xviii.It is the intention of Company and Executive that the provisions of this Agreement either (i) provide compensation that is not deferred compensation, or (ii) provide compensation that is deferred compensation exempt from Section 409A of the Code, or (iii) provide deferred compensation that complies with Section 409A of the Code and the rules, regulations and other authorities promulgated thereunder (including the transition rules thereof) (collectively, “Section 409A”), and all provisions of this Agreement will be construed and interpreted in a manner consistent with this intent. For purposes of Section 409A, each installment payment pursuant to this agreement will be deemed to be its own separate payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii). Notwithstanding anything to the contrary contained in this Agreement, a termination of employment shall occur only to the extent that the Executive incurs a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h). Notwithstanding anything to the contrary contained in this Agreement, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, expenses reimbursable to the Executive under this Agreement shall be paid to the Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to the Executive) during any one year may not effect amounts reimbursable or provided in any subsequent year. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.
xix.Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with the Executive’s termination of employment is determined to constitute nonqualified deferred compensation within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date following the six-month anniversary of the Termination Date or, if earlier, on the Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

11.    Non-Disclosure of Confidential Information.
a.Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” means any information of Company (whether maintained in electronic or other format) that has or will have actual or potential economic value to the business of Company or which, if misused or disclosed, would have a reasonable likelihood of adversely affecting the business of Company and which is delivered to Executive by the Company. Confidential Information includes any and all information, whether or not meeting the legal definition of a trade secret, concerning Company’s actual, planned or contemplated business, work or activities including, but not limited to: (i) marketing plans, business plans, strategies, forecasts, budgets, projections, and costs; (ii) personnel information; (iii) customer, vendor, and supplier lists; (iv) customer, vendor, and supplier needs, transaction histories, contacts, volumes, characteristics, agreements, and prices; (v) promotions, operations, sales, marketing, and research and development; (vi) business operations, internal structures, and financial affairs; (vii) software and operating systems and procedures; (viii) pricing structure of Company’s services and products; (ix) proposed services and products; (x) contracts with other parties; (xi) performance characteristics of Company’s products and services; and (xii) Inventions and Works as defined in Paragraphs 12(a) and 12(b) of this Agreement. Confidential Information also includes any and all information of Company’s clients and customers which is deemed confidential by such clients and customers (whether past, present or potential), including, but not limited to: marketing tools, inventions, processes, contact lists, materials, software program code, logic diagrams, flow charts, and service requests. The definition of Confidential Information does not include (i) information that otherwise is generally known to the public or any information properly obtained from a completely independent source or (ii) any of the items listed in this section that were developed, possessed or created by Executive prior to the date of this Agreement or in his capacity as owner or operator of the businesses set forth in Exhibit A.

b.Use/Disclosure of Confidential Information. Executive agrees at all times during the term of his employment and when his employment ends for any reason to hold in strictest confidence and not to use, except for the benefit of Company, nor to disclose, without authorization from Company, other than to employees, directors or consultants of the Company in the course of performing his duties to the Company, any Confidential Information, except where such disclosure or use would not be a breach of Executive’s fiduciary obligations to the Company hereunder.

c.Defend Trade Secrets Act Notice. Notwithstanding any other provisions of this Agreement, Executive understands that he may be entitled to immunity and protection from retaliation under the Defend Trade Secrets Act of 2016 (hereinafter “DTSA”) for disclosing a trade secret under certain limited circumstances.  Specifically, pursuant to the Defend Trade Secrets Act of 2016, Executive understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (a) in confidence to a federal, state, or local government official or to an attorney; and

(b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

d.Return of Company Property. Executive agrees that, at the time Executive’s employment with Company ceases, Executive will deliver to Company (and will not keep in his possession, recreate or deliver to anyone else) or will destroy, at Executive’s option, any and all Confidential Information defined above developed by Executive or others pursuant to, prior to or during his employment with Company or otherwise belonging to Company, its successors or assigns.

    12.    Non-Solicitation. Executive acknowledges and agrees that the employees of Company are imperative to the success of Company’s business, and accordingly:

(a)Executive agrees that while employed by Company and, in the event of a resignation or termination of his employment for any reason, for a period of eighteen (18) months immediately following the resignation or termination of his employment with Company, Executive will not, directly or indirectly, for his own benefit or for the benefit of any other person, company or entity, recruit, hire, or in any manner induce or assist in inducing any other employee of Company away from Company’s employ for the purposes of entering into an employment, independent contractor, or agency relationship to provide Products and/or Services in direct competition with Company. For purposes of this paragraph, Company and Executive agree that “employee” shall mean any individual employed by Company of whom Executive had direct knowledge of or worked with at any time within the two (2) year period immediately preceding the end of Executive’s employment with Company.

(b)Company and Executive agree that “Products and/or Services” is defined in this Agreement to include the manufacture of stainless pipe and tube sold or provided to any Company client or customer during his employment with Company.

13.Post-Termination Enforceability and Survival. The restrictive covenants set forth in this Agreement shall survive the termination of Executive’s employment relationship with
Company regardless of the reasons for said termination of employment. The rights and obligations of the Parties shall survive termination or expiration of this Agreement to the extent that any performance is required under this Agreement after the termination or expiration of the Agreement.

14.[Reserved]

    15.    Injunctive Relief. Each Party acknowledges that the remedies at law for any breach by him of any restrictive covenant contained in this Agreement will be inadequate due to the potential for immediate and irreparable injury to the non-breaching Party and that the non-breaching Party shall be entitled to injunctive relief against the breaching Party in addition to any other remedies available to the non-breaching Party, including but not limited to, the recovery of damages from the breaching Party.

1.Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or electronic transmission in pdf or similar format), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
2.Entire Agreement.  This Agreement, and Appendix One and Appendix Two attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof, except as otherwise specifically stated in this Agreement. This Agreement may not be changed or modified orally but only by an instrument in writing signed by the parties hereto, which instrument states that it is an amendment to this Agreement.

[Signature page follows]

IN WITNESS HEREOF, each party has caused this Executive Employment Agreement to be executed in a manner appropriate for such party as of the date first above written.
SYNALLOY CORPORATION
By:
Name:
Its:

Date: October 23, 2020

EXECUTIVE
__________________________________________
                        Christopher Hutter

Date: October 23, 2020

EXHIBIT A

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